UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	March 30, 2005

GEORGIA-PACIFIC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

GEORGIA	001-03506	93-0432081

(State or Other Jurisdiction of Incorporation)	(Commission File Number	(IRS Employer Identification Number)

133 PEACHTREE STREET, N.E., ATLANTA, GEORGIA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, including area code	(404) 652-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2005, the Management Development and Compensation Committee of the Board of Directors (the "Committee") of Georgia-Pacific Corporation ("GP") approved a new annual base salary (effective as of April 1, 2005) for GP's chief executive officer and three of its four other most highly compensated executive officers for GP's last completed fiscal year (the "named executive officers"). As previously reported, on February 2, 2005, the Committee approved a new annual base salary (effective as of January 1, 2005) for Lee M. Thomas, GP's President and Chief Operating Officer. The following table sets forth the current annual base salary levels of the named executive officers:

Name and Position	Current Base Salary
A. D. Correll Chairman and Chief Executive Officer	$1,313,250
Lee M. Thomas President and Chief Operating Officer	875,000
Danny W. Huff Executive Vice President - Finance and Chief Financial Officer	545,000
David J. Paterson Executive Vice President and President - Building Products	475,000
James F. Kelley Executive Vice President and General Counsel	525,000

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Attached hereto as Exhibit 99.1 is a press release issued by GP on March 31, 2005, which press release is hereby incorporated herein by this reference. The press release relates to GP's election to call for redemption all of its outstanding 8.625 percent debentures due April 30, 2025.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press release issued by GP on March 31, 2005 regarding the call of certain debentures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 31, 2005

GEORGIA-PACIFIC CORPORATION

		By:	/s/ DOUGLAS P. ROBERTO

		Name:	Douglas P. Roberto
		Title:	Secretary

EXHIBIT INDEX

99.1	Press release issued by Georgia-Pacific Corporation on March 31, 2005 regarding the call of certain debentures.